AGRICULTURAL EXPRESS OF AMERICA, INC.

                            Financial Statements

                         December 31, 1993 and 1992

                 (With Independent Auditors' Report Thereon)














































                        Independent Auditors' Report







The Stockholders and Board of Directors
Agricultural Express of America, Inc.:


We have audited the accompanying balance sheets of Agricultural Express of America, Inc. as of December 31, 1993 and 1992, and the related statements of earnings and retained earnings and cash flows for the years then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Agricultural Express of America, Inc. as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                       KPMG Peat Marwick, LLP
April 15, 1994

AGRICULTURAL EXPRESS OF AMERICA, INC.
Balance Sheets
December 31, 1993 and 1992

Assets                                           1993              1992

Current assets:
  Cash and cash equivalents                    $1,000,578        $1,324,657
  Trade accounts receivable, less
     allowance for doubtful accounts of
     $34,985 in 1993 and $11,487 in 1992        1,139,262           902,123
  Other receivables                               234,456            73,849
  Prepaid expenses                                 47,531            20,468
                                               ----------        ----------
       Total current assets                     2,421,827         2,321,097

Property and equipment, at cost:
  Revenue equipment                             3,568,136         2,659,660
  Administrative equipment                         99,024            97,780
                                               ----------        ----------
       Total property and equipment             3,667,160         2,757,440
  Less accumulated depreciation                  (982,380)         (445,790)
                                               ----------        ----------
       Net property and equipment               2,684,780         2,311,650
                                               ----------        ----------
       Total Assets                            $5,106,607        $4,632,747
                                               ==========        ==========

Liabilities and Stockholders' Equity

Current liabilities:
  Current maturities of long-term debt         $  300,000        $       --
  Obligation for equipment purchased                   --         1,860,500
  Accounts payable                              1,170,342           856,390
  Accrued liabilities                             197,723           243,048
                                               ----------        ----------
       Total current liabilities                1,668,065         2,959,938
                                               ----------        ----------
Long-term debt                                    700,000                --
                                               ----------        ----------
Stockholders' equity:
  Common stock, $1 par value.  Authorized
     10,000 shares; issued and outstanding
     1,188 shares                                   1,188             1,188
  Additional paid-in capital                      657,155           657,155
  Retained earnings                             2,502,137         1,436,404
  Note receivable from officer                   (421,938)         (421,938)
                                               ----------        ----------
       Total stockholders' equity               2,738,542         1,672,809
                                               ----------        ----------
       Total Liabilities and
        Stockholders' Equity                   $5,106,607        $4,632,747
                                               ==========        ==========

See accompanying notes to financial statements.

AGRICULTURAL EXPRESS OF AMERICA, INC.
Statements of Earnings and Retained Earnings
Years Ended December 31, 1993 and 1992
                                                 1993              1992

Revenue                                       $13,382,657       $14,207,614
Purchased transportation services              11,114,464        12,653,098
                                              -----------       -----------
       Gross margin                             2,268,193         1,554,516
                                              -----------       -----------
Indirect expenses:
  Salaries, wages and benefits                    314,684           308,471
  Selling, general and administration             153,867           181,970
  Insurance                                         4,827            59,075
  Occupancy and supplies                           40,499            42,686
  State income taxes                               48,373            50,810
  Depreciation                                    553,864            54,919
  Professional services                            21,351            17,567
  Other                                            43,523            37,800
                                              -----------       -----------
                                                1,180,988           753,298
                                              -----------       -----------
     Operating income                           1,087,205           801,218
                                              -----------       -----------
Nonoperating income (expense):
  Interest income                                  39,228            37,639
  Interest expense                                (29,167)             (711)
  Gain (loss) on disposal of equipment            (15,588)            9,695
  Other, net                                      (15,945)               (1)
                                              -----------       -----------
                                                  (21,472)           46,622
                                              -----------       -----------

     Net income                                 1,065,733           847,840

Retained earnings at beginning of year          1,436,404           588,564
                                              -----------       -----------
Retained earnings at end of year              $ 2,502,137       $ 1,436,404
                                              ===========       ===========

See accompanying notes to financial statements.

AGRICULTURAL EXPRESS OF AMERICA, INC.
Statements of Cash Flows
Years Ended December 31, 1993 and 1992
                                                 1993              1992

Cash flows from operating activities:
  Net income                                   $1,065,733        $  847,840
  Adjustments to reconcile net income
   to net cash provided by
   operating activities:
     Depreciation                                 553,864            54,919
     Loss (gain) on disposal of equipment          15,588            (9,695)
     Decrease (increase) in receivables          (377,064)            1,948
     Increase in prepaid expenses                 (27,062)          (11,743)
     Increase in accounts payable and
      accrued liabilities                         235,945           118,746
                                               ----------        ----------
Net cash provided by
        operating activities                    1,467,004         1,002,015

Cash flows from investing activities:
  Purchase of equipment                          (949,983)       (2,329,743)
  Proceeds from sale of equipment                   7,400            12,632
                                               ----------        ----------
Net cash used in
        investing activities                     (942,583)       (2,317,111)

Cash flows from financing activities:
  Proceeds from the issuance of debt            1,000,000         1,931,300
  Principal payment on debt                    (1,848,500)          (70,800)
                                               ----------        ----------
Net cash provided by
        (used in) financing activities           (848,500)        1,860,500
                                               ----------        ----------
Net increase (decrease) in cash
        and cash equivalents                     (324,079)          545,404

Cash and cash equivalents at
 beginning of year                              1,324,657           779,253
                                               ----------        ----------
Cash and cash equivalents at end of year       $1,000,578        $1,324,657
                                               ==========        ==========

Supplemental disclosures of
 cash flow information:
  State income taxes paid                      $   46,208        $   26,600
                                               ==========        ==========
  Interest paid                                $   25,493        $      711
                                               ==========        ==========

See accompanying notes to financial statements.

AGRICULTURAL EXPRESS OF AMERICA, INC.
Notes to Financial Statements
Years Ended December 31, 1993 and 1992



(1)  Summary of Significant Accounting Policies

       Nature and Organization of Business

       Agricultural Express of America, Inc. (the Company), a Delaware corporation, is a motor carrier specializing primarily in intermodal, long haul, and full-load shipments of perishable exempt commodities from the West Coast to eastern destinations with railroads as the primary source of transportation.

       Equipment

       Depreciation is provided for using straight-line and accelerated methods over the estimated useful lives of the respective assets, generally five to seven years.

       Loss and Damage Claims

       Estimated losses and damage claims against the Company are accrued for when incurred.

       Revenue Recognition

       The Company records revenue and corresponding expenses on all freight movements on the date the shipment moves.

       Income Taxes

       Federal income taxes are not reflected in the accompanying financial statements because the revenue and expenses of the Company are reportable in the individual Federal income tax returns of its stockho lders, who have made an S corporation election.

       State income taxes are provided for and included in operating expenses in the financial statements for those states in which the Company is subject to state income taxes.

       Statement of Cash Flows

       For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and short-term certificates of deposit with original maturities of three months or less, which are recorded at cost.

AGRICULTURAL EXPRESS OF AMERICA, INC.
Notes to Financial Statements, Continued



(2)  Related-party Transactions

       Various administrative and management services are performed for the Company by Clipper Exxpress Company (Clipper), an affiliate. Charges for these services reported in the statements of earnings amounted to approximately $147,000 and $167,000 in 1993 and 1992, respectively.

       Rent expense payable to Clipper Exxpress Company for the office facility was $9,000 in 1993 and in 1992.

       During 1989, the Company issued 188 shares of common stock to an officer in exchange for cash and a promissory note. The promissory note is payable through the year 2003 and bears interest at a variable rate (3.79% at December 31, 1993). Principal and interest on the note receivable are payable solely from distributions attributable to the shares of common stock owned by the officer.

(3)  Benefit Plans

       The Company has a defined contribution retirement benefit plan covering eligible employees. Under the plan, the Company makes annual contributions based upon the criteria set forth in the plan. Company contributions reported in the statements of earnings amounted to approximately $7,800 and $24,000 in 1993 and 1992, respectively.

(4)  Equipment Purchases/Long-Term Debt

       During 1992, the Company entered into an agreement to purchase 300 trailers, which previously had been leased under operating leases, at a total cost of $2,400,000, of which $1,857,200 was unpaid at December 31, 1992. The purchase and refurbishment of the fleet was partially financed with a $2,000,000 revolving line of credit secured in 1993, of which $1,000,000 was outstanding at December 31, 1993. On May 31, 1994, the Company can convert the revolving credit line to a term loan payable in 12 equal quarterly installments. As of April 24, 1994, the Company has borrowed $1,800,000 under the revolving credit line and intends to convert that amount to a term loan. At December 31, 1993, $300,000, representing payments expected to be due in 1994, have been classified as a current liability and the remainder shown as long-term debt. The loan agreement bears interest at a variable rate (5.75% at December 31, 1993) and is collateralized by the equipment.

AGRICULTURAL EXPRESS OF AMERICA, INC.
Notes to Financial Statements, Continued


(5)  Commitments and Contingencies

       The Company leases its office facilities under lease agreements classified as operating leases. The long-term rental obligations as of December 31, 1993 are as follows:

                                                  Affiliate  Non-Affiliate

     1994                                          $8,652       $10,400
     1995                                           8,652        11,000
     1996                                           8,652          --
     1997                                           8,652          --